SiriusPoint reports a Q1 2022 combined ratio of 93.7% driven by positive underwriting results and growth in Insurance & Services segment

•First quarter 2022 gross premiums written of $1 billion evenly split between insurance and reinsurance on execution of strategic shift towards Insurance & Services
•Strong contribution from SiriusPoint’s strategic partnerships

HAMILTON, Bermuda, May 4, 2022 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its first quarter ended March 31, 2022.

First Quarter 2022 Highlights
•Net loss of $217 million, or $1.36 per diluted common share
•Combined ratio of 93.7%, underwriting income of $34 million
•Tangible diluted book value per share decreased $1.39, or 10.5%, from the fourth quarter of 2021 to $11.88
•Core income of $27 million, which includes underwriting income of $13 million, Core combined ratio of 97.5%, and Core net services income of $14 million
•Catastrophe losses were $7 million or 1 percentage point on the combined ratio; Russia/Ukraine losses of $19 million or 4 percentage points on the combined ratio
•Net investment loss of $205 million, including (15.3)% return from our investment in the Third Point Enhanced Fund
•Annualized return on average common equity of (39.5)%
Sid Sankaran, Chairman and Chief Executive Officer, SiriusPoint, said: “Our underwriting results showed positive progress in the first quarter of 2022, with a 93.7% combined ratio, reflecting the diligent execution of our strategic priorities to transform our business. Our focus on shifting our business mix towards our promising Insurance & Services segment and strategic partnerships approach gained further traction this quarter, with premiums split almost equally between Insurance & Services and Reinsurance, compared to approximately 60% Reinsurance and 40% Insurance & Services in 2021. Our fee business has strong double digit sequential growth in revenue and income. We also saw progress in our Reinsurance segment, where we achieved profitable underwriting performance, reflective of the discipline with which we have approached the renewal of attractive business within the scope of our risk appetite.
Our investment results were disappointing and reducing volatility in our investment portfolio remains a strategic priority. We redeemed $100 million from the Third Point Enhanced Fund during the quarter following $450 million of redemptions in the fourth quarter of 2021. We intend to continue the redemption of funds from the Third Point Enhanced Fund. We see significant intrinsic value in our share price following the meaningful restructuring work we have undertaken, and we repurchased $5 million of common stock in the first quarter.
We see positive momentum in our performance as we move towards the mid-point of the year. The capital position of the Company is strong, and we have a high degree of financial flexibility that allows for a responsive and nimble approach to market opportunities as we continue to grow Insurance & Services and our MGA relationships.”

Key Financial Metrics
The following table shows certain key financial metrics for the three months ended March 31, 2022 and 2021:

	2022	2021
	($ in millions, except for per share data and ratios)
Combined ratio	93.7%	96.5%
Core underwriting income (1)	$12.7	$15.2
Core net services income (1)	$14.0	$42.7
Core income (1)	$26.7	$57.9
Core combined ratio (1)	97.5%	93.7%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(39.5)%	33.9%
Basic book value per share (1) (2)	$13.05	$14.46
Tangible basic book value per share (1) (2)	$11.99	$13.38
Diluted book value per share (1) (2)	$12.94	$14.33
Tangible diluted book value per share (1) (2)	$11.88	$13.27
(1)Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting”. Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are non-GAAP financial measures. See definitions and reconciliations in “Non-GAAP Financial Measures”.
(2)Prior year comparatives represent amounts as of December 31, 2021.
First Quarter 2022 Summary
Consolidated underwriting income for the three months ended March 31, 2022 was $33.5 million compared to underwriting income of $8.5 million for the three months ended March 31, 2021. The change in underwriting results was due to higher earned premiums of $529.3 million for the three months ended March 31, 2022 with a 93.7% combined ratio compared to earned premiums of $245.2 million with a combined ratio of 96.5% for the three months ended March 31, 2021.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations. In the fourth quarter of 2021, we began classifying our business into two reportable segments - Reinsurance and Insurance & Services.
Core Underwriting Results
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is important to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core results for the three months ended March 31, 2022 included income of $26.7 million compared to income of $57.9 million for the three months ended March 31, 2021. Income for the three months ended March 31, 2022 consists of underwriting income of $12.7 million (97.5% combined ratio) and net services income of $14.0 million, compared to underwriting income of $15.2 million (93.7% combined ratio) and net services income of $42.7 million for the three months ended March 31, 2021. The change in underwriting results was primarily driven by higher losses, including Russia/Ukraine losses, and change in mix of business towards higher combined ratio casualty business. The change in net services income was primarily driven by investment losses from Strategic Investments of $0.3 million for the three months ended March 31, 2022 compared to investment gains from Strategic Investments of $35.1 million for the three months ended March 31, 2021, as well as higher contributions from our wholly owned managing general agencies over the prior year.

For the three months ended March 31, 2022, losses from the Russia/Ukraine conflict, including losses from the political risk, trade credit, and aviation lines of business, were $13.3 million, or 2.6 percentage points on the combined ratio. For the three months ended March 31, 2022 catastrophe losses, net of reinsurance and reinstatement premiums, were $6.9 million, or 1.3 percentage points on the combined ratio, from the European February storms and Australian flooding compared to $5.7 million, or 2.4 percentage points on the combined ratio, from winter storm Uri for the three months ended March 31, 2021.
Reinsurance Segment
Reinsurance generated segment income of $3.1 million (99.0% combined ratio) for the three months ended March 31, 2022, compared to segment income of $16.5 million (91.8% combined ratio) for the three months ended March 31, 2021. The change in net underwriting results for the three months ended March 31, 2022 compared to the three months ended March 31, 2021 was primarily driven by $13.3 million of losses from the Russia/Ukraine conflict, or 4.3 percentage points on the combined ratio. Catastrophe losses, net of reinsurance and reinstatement premiums, were $6.9 million from the European February storms and Australian flooding. Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended March 31, 2021 were $5.7 million from winter storm Uri.
Reinsurance gross premiums written were $524.2 million for the three months ended March 31, 2022, an increase of $365.5 million compared to the three months ended March 31, 2021, primarily driven by an increase in gross premiums written as a result of a full quarter of premium from the legacy Sirius Group companies in the current quarter. In comparison to 2021, our Reinsurance global property portfolio has been reduced with a better mix by client, product and geography; we cut our gross and net property exposures and purchased reinsurance to improve our volatility profile.
Insurance & Services Segment
Insurance & Services generated segment income of $23.6 million for the three months ended March 31, 2022, compared to segment income of $41.4 million for the three months ended March 31, 2021. Segment income for the three months ended March 31, 2022 consists of underwriting income of $9.6 million (95.5% combined ratio) and net services income of $14.0 million, compared to an underwriting loss of $1.4 million (103.3% combined ratio) and net services income of $42.8 million for the three months ended March 31, 2021. The improvement in underwriting results was primarily driven by the inclusion of a full quarter of results from our Accident & Health business, resulting in a lower combined ratio as compared to a partial quarter in the first quarter of 2021 from the legacy Sirius Group companies. The change in net services income is driven by investment losses from Strategic Investments of $0.3 million for the three months ended March 31, 2022 compared to investment gains from Strategic Investments of $35.2 million for the three months ended March 31, 2021.
Insurance & Services gross premiums written were $483.5 million for the three months ended March 31, 2022, an increase of $292.6 million compared to the three months ended March 31, 2021, primarily driven by an increase in gross premiums written as a result of a full quarter of premium from the legacy Sirius Group companies, and an increase in premium written sourced from Corvus, Arcadian and the recovery of IMG travel insurance volume.
Investments
Total realized and unrealized investment gains (losses) and net investment income (loss) was $(205.1) million for the three months ended March 31, 2022, compared to $186.5 million for the three months ended March 31, 2021.
Investment results for the three months ended March 31, 2022 were primarily attributable to the net investment loss of $128.3 million from our investment in the TP Enhanced Fund, corresponding to a (15.3)% return. The return was primarily attributable to long event/fundamental equities driven by growth-oriented positions in the enterprise technology and financials sectors. Our fixed income portfolio also declined in the quarter due to rising interest rates and the widening of credit spreads. Our fixed income assets are positioned with a shorter duration than liabilities to capitalize on a rising rate environment.
Investment results for the three months ended March 31, 2021 were driven by net investment income of $153.2 million from our investment in the TP Enhanced Fund, corresponding to a 14.6% return. The 2021 return was primarily attributable to long event/fundamental equities.

Conference Call Details
The Company will hold a conference call to discuss its first quarter 2022 results at 8:30 a.m. Eastern Time on May 5, 2022. The call will be webcast live over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-800-768-6727 (domestic) or 1-312-429-0440 (international). Participants should ask for the SiriusPoint Ltd. first quarter 2022 earnings call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding optimizing capital allocation, rebalancing towards Insurance & Services and reducing our risk profile, creating a sustainable long-term franchise and future profitability. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including changing the mix of business between insurance and reinsurance; the impact of the novel coronavirus (“COVID-19”) pandemic or other unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates, equity market volatility and ongoing business and financial market impacts of COVID-19; the costs, expenses and difficulties of the integration of the operations of Sirius International Insurance Group, Ltd. (“Sirius Group”); fluctuations in our results of operations; a downgrade or withdrawal of our financial ratings; inadequacy of loss and loss adjustment expense reserves, the lack of availability of capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation, and foreign currency fluctuations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; our ability to compete successfully in the (re)insurance market and the effect of consolidation in the (re)insurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; our ability to retain key employees and the effects of potential labor disruptions due to COVID-19 or otherwise; the outcome of legal and regulatory proceedings, regulatory constraints on our business, including legal restrictions on certain of our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us, and losses from unfavorable outcomes from litigation and other legal proceedings; reduced returns or losses in SiriusPoint’s investment portfolio; our concentrated exposure in funds and accounts managed by Third Point LLC, our lack of control over Third Point LLC, our limited ability to withdraw our capital accounts and conflicts of interest among various members of Third Point Advisors LLC, TP Enhanced Fund, Third Point LLC and us; our potential exposure to U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; and other risks and factors listed in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is important to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are also non-GAAP financial measures. SiriusPoint’s management believes that long-term growth in book value per share is an important measure of the Company’s financial performance because it allows management and investors to track over time the value created by the retention of earnings. In addition, SiriusPoint’s management believes this metric is useful to investors because it provides a basis for comparison with other companies in the industry that also report a similar measure. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
SiriusPoint is a global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices in New York, London, Stockholm and other locations around the world, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and technology driven insurance services companies within our Insurance & Services division. With over $3 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Clare Kerrigan - Corporate Communications and Investor Relations
clare.kerrigan@siriuspt.com
+1 441 542-3333

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2022 and December 31, 2021
(expressed in millions of U.S. dollars, except per share and share amounts)

	March 31, 2022	December 31, 2021
Assets
Investments in related party investment funds, at fair value (cost - $341.9; 2021 - $441.9)	$678.6	$909.6
Debt securities, trading, at fair value (cost - $2,696.5; 2021 - $2,099.3)	2,622.8	2,085.6
Short-term investments, at fair value (cost - $991.2; 2021 - $1,076.0)	989.0	1,075.8
Equity securities, trading, at fair value (cost - $1.8; 2021 - $4.5)	2.7	2.8
Other long-term investments, at fair value (cost - $458.2; 2021 - $443.0) (includes related party investments at fair value of $240.1 (2021 - $258.2))	438.2	456.1
Total investments	4,731.3	4,529.9
Cash and cash equivalents	826.1	999.8
Restricted cash and cash equivalents	972.8	948.6
Redemption receivable from related party investment fund	—	250.0
Due from brokers	70.1	15.9
Interest and dividends receivable	10.7	8.3
Insurance and reinsurance balances receivable, net	1,936.8	1,708.2
Deferred acquisition costs and value of business acquired, net	271.0	218.8
Unearned premiums ceded	365.7	242.8
Loss and loss adjustment expenses recoverable, net	1,278.6	1,215.3
Deferred tax asset	180.6	182.0
Intangible assets	170.0	171.9
Other assets	102.6	126.8
Total assets	$10,916.3	$10,618.3
Liabilities
Loss and loss adjustment expense reserves	$4,936.0	$4,841.4
Unearned premium reserves	1,504.9	1,198.4
Reinsurance balances payable	773.5	688.3
Deposit liabilities	147.2	150.7
Securities sold, not yet purchased, at fair value	64.0	—
Due to brokers	32.1	6.5
Accounts payable, accrued expenses and other liabilities	188.7	229.8
Deferred tax liability	98.0	95.4
Liability-classified capital instruments	76.0	87.8
Debt	808.4	816.7
Total liabilities	8,628.8	8,115.0
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 161,941,552; 2021 - 161,929,777)	16.2	16.2
Additional paid-in capital	1,623.4	1,622.7
Retained earnings	448.0	665.0
Accumulated other comprehensive income (loss)	0.6	(0.2)
Shareholders’ equity attributable to SiriusPoint shareholders	2,288.2	2,503.7
Noncontrolling interests	(0.7)	(0.4)
Total shareholders’ equity	2,287.5	2,503.3
Total liabilities, noncontrolling interests and shareholders’ equity	$10,916.3	$10,618.3

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three months ended March 31, 2022 and 2021
(expressed in millions of U.S. dollars, except per share and share amounts)

	2022	2021
Revenues
Net premiums earned	$529.3	$245.2
Net realized and unrealized investment gains (losses)	(81.9)	31.5
Net realized and unrealized investment gains (losses) from related party investment funds	(131.0)	153.2
Other net investment income	7.8	1.8
Total realized and unrealized investment gains (losses) and net investment income (loss)	(205.1)	186.5
Other revenues	37.2	56.9
Total revenues	361.4	488.6
Expenses
Loss and loss adjustment expenses incurred, net	340.1	146.9
Acquisition costs, net	108.5	69.0
Other underwriting expenses	47.2	20.8
Net corporate and other expenses	77.4	78.9
Intangible asset amortization	1.9	0.8
Interest expense	9.3	4.9
Foreign exchange gains	(19.4)	(12.4)
Total expenses	565.0	308.9
Income (loss) before income tax expense	(203.6)	179.7
Income tax expense	(9.7)	(9.8)
Net income (loss)	(213.3)	169.9
Net loss attributable to noncontrolling interests	0.3	—
Net income (loss) available to SiriusPoint	(213.0)	169.9
Dividends on Series B preference shares	(4.0)	(1.5)
Net income (loss) available to SiriusPoint common shareholders	$(217.0)	$168.4
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$(1.36)	$1.37
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$(1.36)	$1.35
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	159,867,593	116,760,760
Diluted	159,867,593	118,146,341

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended March 31, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$524.2	$483.5	$1,007.7	$—	$2.0	$—	$1,009.7
Net premiums written	374.9	337.5	712.4	—	1.5	—	713.9
Net premiums earned	307.6	212.8	520.4	—	8.9	—	529.3
Loss and loss adjustment expenses incurred, net	194.5	134.0	328.5	(1.2)	12.8	—	340.1
Acquisition costs, net	79.9	53.5	133.4	(25.6)	0.7	—	108.5
Other underwriting expenses	30.1	15.7	45.8	—	1.4	—	47.2
Underwriting income (loss)	3.1	9.6	12.7	26.8	(6.0)	—	33.5
Services revenue	—	56.8	56.8	(30.8)	—	(26.0)	—
Services expenses	—	43.3	43.3	—	—	(43.3)	—
Net services fee income	—	13.5	13.5	(30.8)	—	17.3	—
Services noncontrolling loss	—	0.8	0.8	—	—	(0.8)	—
Net investment losses from Strategic Investments	—	(0.3)	(0.3)	—	—	0.3	—
Net services income	—	14.0	14.0	(30.8)	—	16.8	—
Segment income (loss)	3.1	23.6	26.7	(4.0)	(6.0)	16.8	33.5
Net realized and unrealized investment losses					(81.6)	(0.3)	(81.9)
Net realized and unrealized investment losses from related party investment funds					(131.0)	—	(131.0)
Other net investment income					7.8	—	7.8
Other revenues					11.2	26.0	37.2
Net corporate and other expenses					(34.1)	(43.3)	(77.4)
Intangible asset amortization					(1.9)	—	(1.9)
Interest expense					(9.3)	—	(9.3)
Foreign exchange gains					19.4	—	19.4
Income (loss) before income tax expense	$3.1	$23.6	26.7	(4.0)	(225.5)	(0.8)	(203.6)
Income tax expense			—	—	(9.7)	—	(9.7)
Net income (loss)			26.7	(4.0)	(235.2)	(0.8)	(213.3)
Net loss attributable to noncontrolling interest			—	—	(0.5)	0.8	0.3
Net income (loss) available to SiriusPoint			$26.7	$(4.0)	$(235.7)	$—	$(213.0)

Underwriting Ratios: (1)
Loss ratio	63.2%	63.0%	63.1%				64.3%
Acquisition cost ratio	26.0%	25.1%	25.6%				20.5%
Other underwriting expenses ratio	9.8%	7.4%	8.8%				8.9%
Combined ratio	99.0%	95.5%	97.5%				93.7%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended March 31, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$158.7	$190.9	$349.6	$—	$6.2	$—	$355.8
Net premiums written	161.5	139.6	301.1	—	(1.6)	—	299.5
Net premiums earned	199.8	42.7	242.5	—	2.7	—	245.2
Loss and loss adjustment expenses incurred, net	108.2	28.6	136.8	(0.2)	10.3	—	146.9
Acquisition costs, net	58.9	14.2	73.1	(5.7)	1.6	—	69.0
Other underwriting expenses	16.1	1.3	17.4	—	3.4	—	20.8
Underwriting income (loss)	16.6	(1.4)	15.2	5.9	(12.6)	—	8.5
Services revenue	—	18.2	18.2	(7.4)	—	(10.8)	—
Services expenses	—	10.6	10.6	—	—	(10.6)	—
Net services fee income	—	7.6	7.6	(7.4)	—	(0.2)	—
Net investment gains (losses) from strategic investments	(0.1)	35.2	35.1	—	—	(35.1)	—
Net services income (loss)	(0.1)	42.8	42.7	(7.4)	—	(35.3)	—
Segment income (loss)	16.5	41.4	57.9	(1.5)	(12.6)	(35.3)	8.5
Net realized and unrealized investment gains (losses)					(3.6)	35.1	31.5
Net realized and unrealized investment gains from related party investment funds					153.2	—	153.2
Other net investment income					1.8	—	1.8
Other revenues					46.1	10.8	56.9
Net corporate and other expenses					(68.3)	(10.6)	(78.9)
Intangible asset amortization					(0.8)	—	(0.8)
Interest expense					(4.9)	—	(4.9)
Foreign exchange gains					12.4	—	12.4
Income before income tax expense	$16.5	$41.4	57.9	(1.5)	123.3	—	179.7
Income tax expense			—	—	(9.8)	—	(9.8)
Net income available to SiriusPoint			$57.9	$(1.5)	$113.5	$—	$169.9

Underwriting Ratios: (1)
Loss ratio	54.2%	67.0%	56.4%				59.9%
Acquisition cost ratio	29.5%	33.3%	30.1%				28.1%
Other underwriting expenses ratio	8.1%	3.0%	7.2%				8.5%
Combined ratio	91.8%	103.3%	93.7%				96.5%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is important to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, services expenses which include direct expenses related to consolidated MGAs, services non-controlling income which represent minority ownership interests in consolidated MGAs, and net investment gains from Strategic Investments which are net investment gains/losses from investment in our strategic partners. Net services income is a key indicator of the profitability of the Company's services provided, including investment returns on non-consolidated investment positions held.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. This ratio is a key indicator of our underwriting profitability.
Basic Book Value Per Share, Tangible Basic Book Value Per Share, Diluted Book Value Per Share, Tangible Diluted Book Value Per Share
Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of issued unvested restricted shares, at period end. While restricted shares are outstanding, they are excluded from Basic book value per share because they are unvested.
Tangible basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing tangible common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The Company's management believes tangible book value per share is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of intangible assets.
Diluted book value per share and tangible diluted book value per share, as presented, are non-GAAP financial measures and are calculated similar to the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. The dilutive effect of restricted shares, restricted share units and options are calculated in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. We have also followed a similar approach for calculating dilution for warrants, Series A preference shares, Upside Rights and other potentially dilutive securities issued as part of our acquisition of Sirius Group. Management believes these measures are useful to investors because they measure the realizable value of shareholder returns in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Also, the tangible diluted book value per share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.

The following table sets forth the of basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share as of March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Basic and diluted book value per share numerator:	($ in millions, except share and per share amounts)
Shareholders' equity attributable to SiriusPoint shareholders	$2,288.2	$2,503.7
Less: Series B preference shares	(200.0)	(200.0)
Common shareholders’ equity attributable to SiriusPoint common shareholders - basic	2,088.2	2,303.7
Plus: carrying value of Series A preference shares issued in merger	—	20.4
Common shareholders’ equity attributable to SiriusPoint common shareholders - diluted	2,088.2	2,324.1
Less: intangible assets	(170.0)	(171.9)
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - basic	1,918.2	2,131.8
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - diluted	$1,918.2	$2,152.2
Basic and diluted book value per share denominator:
Common shares outstanding	161,941,552	161,929,777
Unvested restricted shares	(1,981,408)	(2,590,194)
Basic book value per share denominator	159,960,144	159,339,583
Effect of dilutive Series A preference shares issued in merger(1)	—	—
Effect of dilutive warrants(2)	—	—
Effect of dilutive stock options, restricted shares and restricted share units issued to directors and employees	1,469,274	2,898,237
Diluted book value per share denominator	161,429,418	162,237,820

Basic book value per share	$13.05	$14.46
Tangible basic book value per share	$11.99	$13.38
Diluted book value per share	$12.94	$14.33
Tangible diluted book value per share	$11.88	$13.27
(1)As of March 31, 2022 and December 31, 2021 there was no dilution as the conversion would result in the forfeiture of all of the Series A preference shares.
(2)As of March 31, 2022 and December 31, 2021 there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants.
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three months ended March 31, 2022 and 2021 was calculated as follows:

	2022	2021
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$(217.0)	$168.4
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,303.7	1,563.9
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,088.2	2,407.5
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,196.0	$1,985.7
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(39.5)%	33.9%